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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): MARCH 21, 2001



                           RESTORATION HARDWARE, INC.
               (Exact name of registrant as specified in charter)




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
        DELAWARE                           000-24261                       68-0140361
(State or other jurisdiction              (Commission                    (IRS Employer
     of incorporation)                   File Number)                  Identification No.)
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15 KOCH ROAD, SUITE J, CORTE MADERA, CALIFORNIA                       94925
(Address of principal executive offices)                            (Zip Code)




Registrant's telephone number, including area code:  (415) 924-1005


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ITEM 5. OTHER EVENTS


               As of March 21, 2001 we entered into an Amended and Restated Series A and B Preferred Stock Purchase Agreement with Palladin Capital IX, LLC ("Palladin Capital"), Reservoir Capital Partners, L.P. ("Reservoir Partners"), Reservoir Capital Associates, L.P. ("Reservoir Associates"), Reservoir Capital Master Fund, L.P. ("Reservoir Master Fund", and together with Reservoir Partners and Reservoir Associates, the "Reservoir Investors"), Glenhill Capital LP ("Glenhill Capital"), Gary Friedman and a number of accredited investor entities and individuals, pursuant to which the investors paid us an aggregate of $15 million in consideration for (1) 6,820 shares of our Series A Preferred Stock at a price of $1,000 per share, convertible into shares of our common stock, at an initial conversion price of $2.00 per common share and (2) 8,180 shares of our Series B Preferred Stock,at a price of $1,000 per share. The conversion price of the Series A Preferred Stock may be subject to certain adjustments. The investors may not convert their shares of Series A Preferred Stock to the extent the number of shares of our common stock issued upon such conversion or exercise would exceed 3,410,000 shares, a number calculated to be less than 20% of the total number of shares of our common stock outstanding on March 21, 2001, unless and until we receive approval of our stockholders with respect to the issuance as required by NASD Rule 4350. The Series B Preferred Stock is not convertible into common stock and is not initially convertible into our Series A Preferred Stock. However, the Series B Preferred Stock will be automatically converted into Series A Preferred Stock at such time as our shareholders approve such conversion. The closing of the purchase and issuance of the Series A and B Preferred Stock pursuant to the Amended and Restated Series A and B Preferred Stock Purchase Agreement was completed on March 22, 2001.

               In connection with the Amended and Restated Series A and B Preferred Stock Purchase Agreement, we also granted each of the investors certain registration rights pursuant to an Amended and Restated Investors Rights Agreement, dated as of March 21, 2001. Pursuant to that agreement, the investors have the right to require us to register their common stock issuable upon conversion of the Series A Preferred Stock. At any time beginning 180 days after the date of the Amended and Restated Investor Rights Agreement, we will be required to file a registration statement upon demand, provided that the aggregate offering price of the securities to be registered would not be less than $2,000,000. We will not be required to file more than four such demand registrations, one of which may be initiated exclusively by Palladin Capital and one of which may be initiated exclusively by the Reservoir Investors. The demand registrations are subject to the underwriters' cutbacks. In addition, the investors will have unlimited piggyback registration rights, subject to underwriter's cutbacks. Furthermore, the Amended and Restated Investor Rights Agreement requires us to effect registrations on Form S-3 or its equivalent with respect to all registrable securities owned by holders of Series A Preferred Stock as would permit or facilitate the sale and distribution of all such registrable securities.

               The Amended and Restated Investor Rights Agreement further provides that, to the extent that parties to our Restated Investor Rights Agreement, dated as of May 16, 1997 (previously filed as Exhibit 10.5 to our registration statement on Form S-1 filed with the SEC on April 24, 1998), continue to possess registration rights granted by us pursuant to the terms of
Section 6 of that agreement, then the investors under the Amended and Restated Investor Rights Agreement will have their registration rights subordinated to the registration rights of parties to the earlier agreement.

               As a condition to the issuance of preferred stock pursuant to the Amended and Restated Series A and B Preferred Stock Purchase Agreement, Gary Friedman was named our Chief Executive Officer. Mr. Friedman, who joined us as Chief Executive Officer on March 21, 2001, also purchased 455 shares of Series A Preferred Stock and 545 shares of Series B Preferred Stock for a total consideration of $1 million pursuant to the Amended and Restated Series A and B Preferred Stock Purchase Agreement.

               None of the shares of the Series A Preferred Stock, the Series B Preferred Stock or the shares of our common stock issuable upon conversion or exercise thereof have been registered under the Securities Act of 1933, as amended. Such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

               As of March 21, 2001, we also entered into Amendment No. 3 to the Sixth Amended and Restated Loan and Security Agreement dated as of September 27, 2000. Among other things, the amendment provides for an increase in the credit available thereunder due to the pledge of additional collateral to secure borrowings under the loan agreement, alters the prepayment options available to




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us, alters the fees required to be paid by us under the
Agreement, and alters some of the operating covenants to which we are subject.

               The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of the Series A Preferred Stock Certificate, the form of the Series B Preferred Stock Certificate, the Certificate of Designation, the Amended and Restated Series A and B Preferred Stock Purchase Agreement, the Amended and Restated Investor Rights
Agreement and the Gary Friedman employment related agreements, copies of which are attached hereto as Exhibits 4.4, 4.5, 4.6, 10.18, 10.19, 10.20, 10.30,10.31, 10.32, 10.33, 10.34, 10.35, 10.36 and 10.37,respectively, and are incorporated herein by reference.

               On March 21, 2001, we announced in a press release that we had signed an agreement to raise $15 million through a private placement of preferred stock. In addition, the company announced that it had arranged an amended credit facility with its banking group, that Mark Schwartz of Palladin Capital and Glenn Krevlin of Glenhill Capital and Gary Friedman would join the company's board of directors and that Tom Christopher, former President and COO, had resigned from the board. The press release also contained financial information for the our fourth quarter ended Feb. 3, 2001. A copy of the press release issued in connection with this announcement is incorporated herein by reference and is attached hereto as Exhibit 99.1.

               On March 21, 2001, we announced in a press release that we had named Gary Friedman, 43, as Chief Executive Officer and a member of the board of directors. The resignation of Tom Christopher as President, COO and a director, was also announced. A copy of the press release issued by the Registrant in connection with this announcement is incorporated herein by reference and is attached hereto as Exhibit 99.2.


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    RESTORATION HARDWARE, INC.



Dated:  April 2, 2001               By: /s/ WALTER PARKS
                                       ----------------------------------------
                                         Walter Parks, Executive Vice President
                                         and Chief Administrative Officer


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                                  EXHIBIT INDEX


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
EXHIBIT NO.           EXHIBIT
-----------           -------
4.4                   Form of Series A Preferred Stock Certificate

4.5                   Form of Series B Preferred Stock Certificate

4.6                   Certificate of Designation

10.18                 Amended and Restated Investors Rights Agreement

10.19                 Amended and Restated Series A and B Preferred Stock Purchase Agreement

10.20                 Amendment No. 3 To The Sixth Amended And Restated Loan And Security
                      Agreement

10.30                 Offer of Employment Letter

10.31                 Compensation and Severance Agreement

10.32                 Stock Pledge Agreement

10.33                 Stock Purchase Agreement

10.34                 Early Exercise Stock Purchase Agreement

10.35                 Note Secured by Stock

10.36                 Notice of Grant of Stock Option

10.37                 Stock Option Agreement

99.1                  Press Release dated March 21, 2001 regarding sale of preferred stock

99.2                  Press Release dated March 21, 2001 regarding employment of Gary Friedman
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